Exhibit 3.1

CERTIFICATE OF FORMATION

OF

HARD ROCK HOTEL HOLDINGS, LLC

This Certificate of Formation of Hard Rock Hotel Holdings, LLC (the “Company”), dated as of January 16, 2007, is being duly executed and filed by Betty W. Gee, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Hard Rock Hotel Holdings, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Betty W. Gee
Betty W. Gee
Authorized Person